Exhibit 99.1

TKK Symphony Acquisition Corporation and Glory Star New Media Group Limited Announce Closing of Business Combination

Beijing, Feb. 15, 2020 (GLOBE NEWSWIRE) -- TKK Symphony Acquisition Corporation (Nasdaq: TKKS) (“TKK”), a special purpose acquisition company, and Glory Star New Media Group Limited (“Glory Star”), a leading mobile and online digital media and entertainment company in China, today announced the closing of the transactions contemplated by their previously-announced share exchange agreement, pursuant to which TKK acquired Glory Star on February 14, 2020 (the “Business Combination”).

In connection with the Business Combination, TKK changed its name to “Glory Star New Media Group Holdings Limited” and the company expects that, effective February 19, 2020, its ordinary shares and warrants will begin trading under the ticker symbols “GSMG” and “GSMGW,” respectively, on the Nasdaq Capital Market.

TKK also announced the expiration and final results of the tender offer it conducted to purchase up to 25,000,000 of its ordinary shares, at the final price of approximately $10.31 per share, net to the seller in cash (the “Tender Offer”). The Tender Offer expired at 5:00 p.m., New York City time, on February 13, 2020. As of the expiration of the Tender Offer, a total of 24,986,159 ordinary shares have been validly tendered and not withdrawn.

EarlyBirdCapital, Inc. acted as exclusive financial and capital markets advisor to TKK Symphony and Ellenoff Grossman & Schole LLP and Goodwin Procter LLP acted as TKK’s legal advisors.

Lewis Brisbois Bisgaard & Smith LLP and the Grandall Law Firm acted as the legal advisors to Glory Star.

About Glory Star New Media Group Limited

Glory Star New Media Group Limited is a leading mobile entertainment operator in China. Glory Star’s ability to integrate premium lifestyle content, including short videos, online variety shows, online dramas, live streaming, its Cheers lifestyle video series, e-Mall, and mobile app, along with innovative e-commerce offerings on its platform enables it to pursue its mission of enriching people’s lives. The company’s large and active user base creates valuable engagement opportunities with consumers and enhances platform stickiness with thousands of domestic and international brands.

About TKK Symphony Acquisition Corporation

TKK Symphony Acquisition Corporation was a blank check company incorporated on February 5, 2018 as a Cayman Islands exempted company and formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside TKK’s or Glory Star’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by TKK’s public shareholders; Glory Star’s ability to achieve the financial goals to issue the earnout shares or its anticipated net profit for 2019; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the share exchange agreement; costs related to the Business Combination; Glory Star’s ability to manage growth; the reaction of Glory Star customers and suppliers to the Business Combination; Glory Star’s ability to identify and integrate other future acquisitions; costs or other factors adversely affecting Glory Star’s profitability; potential litigation involving Glory Star’s or the validity or enforceability of Glory Star’s intellectual property; and general economic and market conditions impacting demand for Glory Star’s products. See the risk factors disclosed in the Securities Law Disclosure Documents described below. Neither TKK nor Glory Star undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About The Business Combination And Where To Find It

TKK filed with the SEC disclosure documents (the “Securities Law Disclosure Documents”) in connection with the Business Combination and other matters and mailed relevant documents to its shareholders in connection therewith. TKK’s shareholders and other interested persons are advised to read, once available, the Securities Law Disclosure Documents and any amendments thereto. TKK’s shareholders may also obtain a copy of the Securities Law Disclosure Documents, as well as other documents filed with the SEC by TKK, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Ms. Joanne Ng of TKK (joanne.ng@tkkcapital.com). The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contacts

ICR Inc.
Jack Wang
Tel: +1 (646) 308-0546
Email: gsnm@icrinc.com